UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 1, 2008

   ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

             Delaware

(State or other jurisdiction of incorporation)
0-26906	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 2, 2007 Palisades Acquisition XVI, LLC (“Palisades XVI”), an affiliate of Asta Funding, Inc. (the “Company”), entered into a Receivables Financing Agreement, as amended on July 1, 2007, December 27, 2007 and May 19, 2008 (as amended the “Agreement”), with a major financial institution, pursuant to which Palisades XVI borrowed approximately $227 million in order to pay a portion of the purchase price for a portfolio of approximately $6.9 billion in face value receivables. On December 1, 2008, as a result of the actual collections being lower than the minimum collection rates required under the Agreement for the month ended November 30, 2008, a termination event occurred under the Agreement. In order to resolve this issue, the parties to the Agreement executed a Waiver (the “Waiver”) dated as of December 1, 2008. The Waiver provides that, among other things, the termination event will be waived until December 22, 2008.

The description of the Waiver set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: December 5, 2008	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer